QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.1

RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED MEDICAL TECHNOLOGIES, INC.
(Originally incorporated on September 28, 1988)

        FIRST:    The name of the corporation is Advanced Medical Technologies, Inc. (hereinafter called the "Corporation").

        SECOND:    The address of the Corporation's registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

        THIRD:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended.

        FOURTH:    The total number of shares of stock that the Corporation shall have authority to issue is 23,000,000 shares, of which 3,000,000 shares shall be Preferred Stock, par value $.01 per share, and 20,000,000 shares shall be Common Stock, par value $.01 per share, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

1.
Preferred Stock

        (a)  The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided pursuant to subsection 1(b) of this Article FOURTH.

        (b)  Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware in respect of the following:

          (1)  the number of shares to constitute such series, and the distinctive designations thereof;

          (2)  the voting powers, full or limited, if any, of such series;

          (3)  the redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, shares of such series shall be redeemable;

          (4)  the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative;

          (5)  the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

          (6)  the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

          (7)  the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application; and

          (8)  any other preferences and relative, participating, optional or other special rights of shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights and powers to which shares of any future series shall be subject.

2.
Common Stock

        (a)  The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of affairs of the Corporation shall be subject to the preferences and other rights of the Preferred Stock fixed in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock.

        (b)  The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

        FIFTH:    The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Jeanne E. Wham	30 Rockefeller Plaza 22nd Floor New York, N.Y. 10112

        SIXTH:    At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes which (except for such provision as to cumulative voting) such stockholder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by such stockholder, and that such stockholder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

        SEVENTH:    The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation.

        EIGHTH:    Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of Directors need not be by written ballot unless and to the extent that the By-Laws so provide.

        NINTH:    Any act requiring the consent of the stockholders of the Corporation or any action taken by the stockholders of the Corporation must be done so at an annual or special meeting of the stockholders of the Corporation. No action may be taken without a meeting, without prior notice or without a vote thereon.

        TENTH:    The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

        ELEVENTH:    No Director of the Corporation shall be liable for monetary damages resulting from a breach of his or her fiduciary duty as a director, except to the extent required by law as in effect at the time the claim of liability is asserted.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and it having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the

2

State of Delaware, has been executed by its Chairman of the Board and attested by its Secretary, as of this 4th day of December, 1988.

ADVANCED MEDICAL TECHNOLOGIES, INC.
	By:	/s/ Richard D. Propper Richard D. Propper Chairman of the Board
ATTEST:
/s/ Randall D. Holmes Randall D. Holmes Secretary

3

CERTIFICATE OF VOTING POWERS, DESIGNATION,
RIGHTS, PREFERENCES AND RESTRICTIONS
OF 10% CUMULATIVE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

        Advanced Medical Technologies, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, acting by Unanimous Written Consent on March 22, 1989, adopted the following resolution which remains in full force and effect as of the date hereof:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, par value $0.01 per share, consisting of 1,800,000 shares having voting powers, designation, rights, preferences and restrictions as follows:

          1.    Designation.    The designation of the series of Preferred Stock fixed by this resolution shall be "10% Cumulative Preferred Stock" (hereinafter referred to as the "10% Preferred Stock").

          2.    Dividends.    The dividend rate of the 10% Preferred Stock shall be $1.00 per share per annum and no more. Dividends shall be payable semi-annually in arrears when, as and if declared by the Board of Directors out of funds legally available therefor (such semi-annual period being hereinafter referred to as "Dividend Period"), with the first dividend payable on the six-month anniversary of the date of original issue, and thereafter on the date that is six months after the date on which the prior dividend was payable (the "Dividend Payment Dates"). If any such Dividend Payment Dates should fall on a day that is not a Business Day, then the Corporation shall pay the applicable dividend on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the New York Stock Exchange, or any other national securities exchange or quotation system on which the common stock of the Corporation is traded or quoted, is authorized or required by law to close. Dividends on shares of 10% Preferred Stock shall be cumulative and shall commence to accrue and be cumulative from the date such shares have been issued. Accrued and unpaid dividends shall not bear interest. No dividends shall be paid on any of the Corporation's equity securities other than the 10% Preferred Stock unless all dividends accrued on the 10% Preferred Stock through the most recent Dividend Payment Date have been paid.

          3.    No Conversion.    The shares of the 10% Preferred Stock shall not be convertible into any other security.

          4.    No Voting Rights.    Except as set forth in Section 7 below or as may otherwise be required by law, the holders of the shares of 10% Preferred Stock shall not be entitled to any vote in respect of such shares.

          5.    Liquidation Price.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to the holder of each share of 10% Preferred Stock shall be $10.00 and an additional sum representing accrued and unpaid dividends, if any (hereinafter called the "Redemption Price"). Upon any liquidation, dissolution or winding up of the Corporation, the holders of 10% Preferred Stock (the "Holders") will be entitled to be paid, before any distribution or payment is made upon any of the Corporation's equity securities other than the 10% Preferred Stock, an amount in cash equal to the aggregate Redemption Price of all shares outstanding, and the Holders will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Holders are insufficient to permit payment to such Holders of the aggregate amount which they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Holders based upon the aggregate Redemption Price of the 10% Preferred Stock held by each such Holder. The Corporation will mail written notice of such liquidation, dissolution or winding up not less than 60 days prior to the payment date stated therein, to each Holder of record. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

          6.    Redemption.    (a)    Optional Redemption.    The 10% Preferred Stock may be redeemed at any time at the option of the Corporation by action of the Board of Directors, in whole or in part at any time or from time to time upon notice and in the manner provided below. Any such optional redemption shall be made ratably in accordance with the share holdings of the Holders and by payment of the Redemption Price. The Corporation may also, from time to time, purchase or otherwise acquire, in open market or private transactions, issued and outstanding shares of 10% Preferred Stock without limitations as to price or amount.

          (b)    Mandatory Redemption.    Notwithstanding the provisions of subsection (a) above, the Corporation shall redeem the 10% Preferred Stock in the amount of 25% of all of the shares of 10% Preferred Stock originally issued, subject to the limitations set forth in Section 6(c)(iv) and the last sentence of Section 6(c)(iii) below, on the second, third, fourth and fifth anniversary date of the original issuance of the 10% Preferred Stock (any such anniversary date or any other date set for redemption of the 10% Preferred Stock, each a "Redemption Date"), upon the notice hereinafter provided for, by the payment therefor of the Redemption Price. If a Redemption Date shall fall on a day that is not a Business Day, then the Corporation shall effectuate the redemption on the next succeeding Business Day.

          (c)    Procedure For Redemption.    The 10% Preferred Stock shall be redeemed in the following manner:

            (i)    Shares of 10% Preferred Stock redeemed, purchased or otherwise acquired by the Corporation shall be held as treasury shares (and may be sold or disposed of) or shall be reclassified or retired and cancelled as may be determined by the Board of Directors.

            (ii)  Notice of redemption of any shares of 10% Preferred Stock shall be given by the Corporation not less than 15 nor more than 50 days prior to the Redemption Date, by mail or delivery to the Holders of record of the shares to be redeemed at their respective addresses then appearing on the records of the Corporation. On or before the Redemption Date, each Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the redemption notice, certificates evidencing a number of shares of 10% Preferred Stock at least equal to the number of shares held by such Holder subject to the call for redemption. Upon such surrender, the Holder shall be entitled to receive payment of the Redemption Price, without interest, and, in the event of a partial redemption, a certificate representing the balance, if any, of shares of 10% Preferred Stock covered by the surrendered certificate or certificates but not subject to the call for redemption.

            (iii)  If on the Redemption Date (A) notice of redemption has been mailed or delivered as provided herein, (B) the Corporation has set aside all funds necessary to pay the amount due for all shares of 10% Preferred Stock subject to redemption, and (C) all such funds are available for the sole purpose of paying such amount, then all shares of 10% Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Holder to receive the Redemption Price, without interest. If the Corporation shall not have funds legally available for the redemption of the shares to be redeemed pursuant to this Section 6 on the Redemption Date, such redemption shall be made on the earliest practicable date next following the Business Day on which the Corporation shall first have funds legally available for the redemption of such shares as shall be specified in the notice of redemption.

            (iv)  If, prior to any Redemption Date, the Corporation shall have purchased or otherwise acquired, in open market or private transactions or pursuant to Section 6(a) above, issued and outstanding shares of 10% Preferred Stock, then the shares of 10% Preferred Stock so purchased or otherwise acquired shall be credited against the number of shares required to be redeemed on such Redemption Date in accordance with Section 6(b) above; provided, however, that the shares so purchased or otherwise acquired by the Corporation have been duly cancelled or retired; provided, further, that any such shares shall not be credited more than once against the Corporation's redemption obligations under Section 6(b) above.

          7.    Voting Rights.    (a) During any period that one of the hereinafter described conditions ("Events of Default") shall exist (hereinafter referred to as a "Default Period"), the Holders shall possess full voting powers, voting as a single class (the Holders being entitled to one vote per share thereon), immediately to elect two (2) directors on the Board of the Corporation:

            (i)    if any accumulated dividends on the 10% Preferred Stock shall be in arrears and remain unpaid with respect to two consecutive Dividend Periods; or

            (ii)  if, as of any Redemption Date the Corporation fails to redeem any shares of 10% Preferred Stock that are subject to mandatory redemption under Section 6(b) above.

          (b)  During any Default Period, such voting rights may be exercised initially at a special meeting called pursuant to subsection (c) of this Section 7 or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders provided that such voting rights shall not be exercised unless the Holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the Holders of such voting rights. At any meeting at which the holders shall exercise such voting rights initially during an existing Default Period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the Holders shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the Holders shall have exercised their right to elect directors in any Default Period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the Holders as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the 10% Preferred Stock.

          (c)  Notwithstanding anything to the contrary contained in the Corporation's Certificate of Incorporation or By-Laws, unless the Holders shall, during any existing Default Period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of 10% Preferred Stock outstanding may request, the calling of a special meeting of the Holders which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which Holders are entitled to vote pursuant to this Section 7 shall be given to each Holder of record by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier then

  10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Section 7(c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (d)  In any Default Period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of directors until the Holders shall have exercised their rights to elect two (2) directors voting as a class, after the exercise of which right (i) the directors so elected by the Holder shall continue in office until their successors shall have been elected by such Holders or until the expiration of the Default Period, and (ii) any vacancy in the Board of Directors may (except as provided in Section 7(b)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Section 7 to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (ii) of the foregoing sentence.

          (e)  The Default Period shall automatically terminate when:

            (i)    all accumulated and unpaid dividends on the then-outstanding 10% Preferred Stock shall have been paid to the Holders; and

            (ii)  any and all shares of 10% Preferred Stock subject to mandatory redemption shall have been redeemed as required under Section 6(b).

          (f)    Upon the termination of a Default Period, (i) the voting rights created by the occurrences of an Event of Default shall cease immediately and automatically, (ii) the term of any directors elected by the Holders pursuant to this Section 7 shall terminate at such time, and (iii) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of this Section 7, subject always, however, to the revesting of such voting power in the Holders upon the further occurrence of any of the Events of Default.

          (g)  Without the consent of the Holders of at least two-thirds of the outstanding shares of 10% Preferred Stock, the Corporation may not: (i) create any class or series of preferred stock which shall have preference as to dividends or distribution of assets over the 10% Preferred Stock, provided, however, that the consent of the Holders of a majority of the outstanding shares of 10% Preferred Stock shall be required for the issuance of a class of preferred stock equal in preference as to dividends and distribution of assets to the 10% Preferred Stock; or (ii) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended and restated, so as to adversely affect the voting power, preferences or special rights of the Holders.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard D. Propper, its Chairman of the Board, and attested by Randall D. Holmes, its Secretary, as of this 22nd day of March, 1989.

ADVANCED MEDICAL TECHNOLOGIES, INC.
		By:	/s/ Richard D. Propper
			Name:	Richard D. Propper
			Title:	Chairman of the Board
Attest:
/s/ Randall D. Holmes
Name:	Randall D. Holmes
Title:	Secretary

CERTIFICATE OF AMENDMENT

OF RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED MEDICAL TECHNOLOGIES, INC.

        Advanced Medical Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendments set forth below to the Corporation's Restated Certificate of Incorporation were adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

        (1)  Article FIRST shall be amended to read in its entirety as follows:

    "FIRST: The name of the Corporation is Advanced Medical, Inc. (hereinafter the "Corporation)".

        (2)  The provisions of Article FOURTH set forth in the Restated Certificate of Incorporation filed on behalf of the Company on January 20, 1989 shall be amended to read, in their entirety, as follows (the Certificate of Designation filed by the Corporation on March 23, 1989 shall not be affected by this amendment and shall remain in effect):

    FOURTH:    The total number of shares of stock that the Corporation shall have authority to issue is 39,000,000 shares, of which 3,000,000 shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock"), 6,000,000 shares shall be $.001 Preferred Stock, par value $.001 per share (the "$.001 Preferred Stock") and 30,000,000 shares shall be Common Stock, par value $.01 per share, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

    1.
    Preferred Stock

    (a)    The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided pursuant to subsection 1(b) of this Article FOURTH.

    (b)    Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware in respect of the following:

      (1) the number of shares to constitute such series, and the distinctive designations thereof;

      (2) the voting powers, full or limited, if any, of such series;

      (3) the redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, shares of such series shall be redeemable;

      (4) the rate of dividends payable on shares of such series, the conditions on which and the time when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative;

      (5) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

      (6) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

      (7) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application; and

      (8) any other preferences and relative, participating, optional or other special rights of shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights and powers to which shares of any future series shall be subject.

    2.
    $.001 Preferred Stock

    (a)    The $.001 Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided pursuant to subsection 2(b) of this Article FOURTH.

    (b)    Authority is hereby vested in the Board of Directors to issue from time to time the $.001 Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware; provided, that the number of authorized shares of $.001 Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of the holders of the $.001 Preferred Stock, or of any series thereof, unless the certificate of designation creating such series expressly provides for such vote.

    3.
    Common Stock

    (a)    The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of affairs of the Corporation shall be subject to the preferences and other rights of the Preferred Stock and the $.001 Preferred Stock fixed in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock or $.001 Preferred Stock.

    (b)    The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

        IN WITNESS WHEREOF, Advanced Medical Technologies, Inc. has caused this certificate to be signed and attested by its duly authorized officers this 7th day of September, 1990.

ADVANCED MEDICAL TECHNOLOIGES, INC.
	By:	/s/ Richard D. Propper Richard D. Propper Chairman of the Board
ATTEST:
/s/ Stanley S. Anders III Stanley S. Anders III Secretary

2

CERTIFICATE OF VOTING POWERS, DESIGNATION,
RIGHTS, PREFERENCES AND RESTRICTIONS
OF CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

        Advanced Medical, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, acting by Unanimous Written Consent on March 25, 1991, adopted the following resolution which remains in full force and effect as of the date hereof:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, par value $0.01 per share, consisting of 333,000 shares having voting powers, designation, rights, preferences and restrictions as follows:

          1.    Designation.    The designation of the series of Preferred Stock fixed by this resolution shall be "Convertible Preferred Stock" (hereinafter referred to as the "Convertible Preferred Stock").

          2.    Rank.    All Convertible Preferred Stock shall rank: (i) junior to all of the Corporation's 10% Cumulative Preferred Stock ("10% Preferred Stock") and any other preferred stock of the Corporation hereafter created specifically ranking by its terms senior to the Convertible Preferred Stock (collectively with the 10% Preferred Stock, "Senior Securities") (provided that no such preferred stock may be created without the affirmative vote of the Holders (as defined in Section 4 hereof) of a majority of the outstanding shares of the Convertible Preferred Stock pursuant to Section 9 hereof); (ii) prior to all of the Corporation's Common Stock, par value $.01 per share ("Common Stock") and any other preferred stock of the Corporation hereafter created either specifically ranking by its terms junior to the Convertible Preferred Stock or not specifically ranking by its terms senior to or on parity with the Convertible Preferred Stock ("Junior Securities"); and (iii) on parity with any other preferred stock of the Corporation hereafter created specifically ranking by its terms on parity with the Convertible Preferred Stock ("Parity Securities") (provided that no such preferred stock may be created without the affirmative vote of the Holders of a majority of the outstanding shares of the Convertible Preferred Stock pursuant to Section 9 hereof), in each case, as to redemption, as to payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

          3.    Dividends.    The dividend rate of the Convertible Preferred Stock shall be computed at a rate of 15% per annum on the Base Amount as adjusted from time to time as hereinafter provided. The Base Amount shall initially be and shall never be less than $6.40 per share. Dividends shall be payable semi-annually in arrears out of funds legally available therefor (such semi-annual period being hereinafter referred to as "Dividend Period"), with the first dividend payable, beginning in September 1991, on the day following the date on which dividends are payable with respect to the 10% Preferred Stock, while shares of the 10% Preferred Stock are still outstanding, and, at such time as no shares of 10% Preferred Stock are outstanding, on each date that in six months after the date on which the prior dividends were payable (the "Dividend Payment Dates"). Dividends on shares of Convertible Preferred Stock shall be cumulative and shall commence to accrue and be cumulative from the date such shares have been issued. Accrued dividends which are not paid on a Dividend Payment Date shall be added to the Base Amount on that date. The Base Amount shall be reduced (but not below $6.40 per share) by the amount of accrued and unpaid dividends due but not paid on previous Dividend Payment Dates when such dividends shall have been paid. The Corporation shall be required to pay a mandatory dividend on the Convertible Preferred Stock on any Dividend Payment Date on which: (i) the Corporation shall have paid all dividends which were accrued and are unpaid through the most recent semi-annual dividend period with the respect to the 10% Preferred Stock contemplated in Section 2 of the Certificate of Voting Powers, Designation, Rights, Preferences and Restrictions of 10% Preferred Stock (the "Semi-Annual Payments") prior to such Dividend Payment Date; (ii) the Corporation has satisfied any and all mandatory redemption obligations required to be satisfied with respect to the 10% Preferred Stock prior to such Dividend Payment Date; (iii) the Corporation has funds legally available for the payment of such dividend; and (iv) the Corporation is not prohibited from paying dividends in accordance with the provisions of (or would not as a result thereof be in default under) the loan agreement dated April 2, 1990, with Aenas Venture Corporation ("Aenas") as such agreement is existing as of the date shares of the Convertible Preferred Stock are first issued or has not received the consent on Aenas to otherwise pay such dividends. If the Corporation is unable to pay a dividend on the Convertible Preferred Stock on any Dividend Payment Date because on such date it is unable to satisfy any one or more of the conditions set forth in clauses (i), (ii), (iii) or (iv) above, the Corporation shall be required to pay all accrued and unpaid dividends through such Dividend Payment Date on the earliest date after such Dividend Payment Date on which the Corporation has satisfied all the conditions set forth in clauses (i), (ii), (iii) and (iv) above, regardless of whether such date is a Dividend Payment Date, so long as, as of such date: (x) the Corporation shall have paid all accrued and unpaid Semi-Annual Payments on or prior to such date; and (y) the Corporation has satisfied any and all mandatory redemption obligations required to be satisfied with respect to the 10% Preferred Stock on or prior to such date. In order to determine the holders of Convertible Preferred Stock entitled to receive dividends, the Corporation shall fix a record date ("Record Date") not more than sixty days prior to any Dividend Payment Date. If any such Dividend Payment Date should fall on a day that is not a Business Day, then the Corporation shall pay the applicable dividend on the next succeeding Business Day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the American Stock Exchange, or any other national securities exchange or quotation system on which the Common Stock of the Corporation is traded or quoted, is authorized or required by law to close.

          The Corporation shall not, without the affirmative vote of the Holders of a majority of the outstanding shares of Convertible Preferred Stock: (i) pay or declare and set apart for payment any dividends or Distributions on any of the Corporation's Junior Securities, other than dividends payable in the form of additional shares of the same Junior Security as that on which such dividend is declared; or (ii) redeem, purchase or otherwise acquire any shares of Junior Securities or any right, warrant or option to acquire any Junior Securities, so long as any shares of the Convertible Preferred Stock remain outstanding; provided, however, that, notwithstanding the foregoing, the Corporation may perform its obligations to repurchase those warrants, or the Common Stock for which such warrants are exercisable, issued by the Corporation prior to the date on which shares of Convertible Preferred Stock are first issued, in accordance with the terms of such warrants.

          If at any time any and all accrued dividends on any Senior Securities shall not have been paid through the most recent prior Semi-Annual Payment with respect to the 10% Preferred Stock and the most recent prior scheduled dividend payment date with respect to any other Senior Securities, either in whole or in part, or if the Corporation shall have failed to satisfy any and all of its mandatory redemption obligations of shares of the 10% Preferred Stock as of the last scheduled mandatory redemption date with respect to the 10% Preferred Stock, no dividend or Distribution shall be paid or declared and set apart for payment on the Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Securities as of the then most recent prior Semi-Annual Payment with respect to the 10% Preferred Stock or the last scheduled dividend payment date with respect to any other Senior Securities, and until the Corporation's mandatory redemption obligations through the most recent prior redemption date with respect to the 10% Preferred Stock have been satisfied.

          No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Securities for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Securities for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and the Parity Securities, all dividends paid or declared and set apart for payment upon shares of Convertible Preferred Stock and the Parity Securities shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Securities bear to each other (without taking into account the dividends so paid and those so declared and set apart for payment).

          4.    No Voting Rights.    Except as may otherwise be provided herein or as required by law, the holders of the shares of Convertible Preferred Stock ("Holders") shall not be entitled to any vote in respect of such shares.

          5.    Conversion Rights.

          (a)  The Convertible Preferred Stock may be converted, at the option of each Holder, into fully-paid and non-assessable shares of Common Stock, at any time prior to the close of business on a Redemption Date or Holder Redemption Date (as such terms are defined, and subject to the provisions of, Sections 7 and 8, respectively) and thereafter to the extent provided in Sections 7 and 8 hereof. The number of shares of Common Stock to which the Holder of each share of Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the number of shares of Convertible Preferred Stock to be converted by the Conversion Rate. The "Conversion Rate" shall be a fraction: (x) the numerator of which shall be the sum of $6.40 plus all accrued and unpaid dividends on a single share of Convertible Preferred Stock; and (y) the denominator of which is the Conversion Price (as hereinafter defined). The conversion price ("Conversion Price") shall initially be $10-3/8 and shall be adjusted from time to time as set forth in subsection (b) hereof. Based upon the initial Conversion Price, the initial Conversion Rate is .617 shares of Common Stock for each share of Convertible Preferred Stock. Notwithstanding the foregoing, if at the time the Convertible Preferred Stock is first issued by the Corporation, the Common Stock of the Corporation is listed on the American Stock Exchange, or any other national securities exchange or quotation system, the Convertible Preferred Stock will not be convertible into Common Stock until such time as the listing of such Common Stock into which such Convertible Preferred Stock is convertible is authorized by such exchange or quotation system. The Corporation will seek authorization for such listing of such Common Stock as promptly as possible after the issuance of any shares of Convertible Preferred Stock. Unless exercised by a Holder prior to the close of business on a Redemption Date or Holder Redemption Date the right to convert shares of Convertible Preferred Stock into Common Stock will expire at the close of business on such date with respect to that number of shares of Convertible Preferred Stock of a Holder subject to such redemption, unless the Corporation shall default in making the required payment in which case such conversion right shall continue uninterrupted. The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of

  Convertible Preferred Stock and, at the Corporation's option, in lieu thereof, may pay to a Holder cash in an amount equal to such fraction multiplied by the Last Sale Price of the Common Stock on the trading day prior to the date on which the shares are converted. "Last Sale Price" shall mean the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or the American Stock Exchange, as the case may be, or, if the Common Stock is not listed or admitted to trading on either such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          (b)  Procedure for Conversion.    The Convertible Preferred Stock shall be converted into Common Stock in the following manner:

            (i)    Shares of Convertible Preferred Stock received by the Corporation in exchange for Common Stock may be held as treasury shares (and, subject to the limits of Section 9 hereof, may be sold or disposed of) or may be reclassified or retired and cancelled as may be determined by the Board of Directors.

            (ii)  A Holder of Convertible Preferred Stock shall give notice to the Corporation by mail of its desire to convert all or a portion of the shares of Convertible Preferred Stock owned by such Holder. Such notice shall be accompanied by certificates, duly endorsed for transfer, evidencing the number of shares of Convertible Preferred Stock such Holder desires to convert and the Conversion Price payable in respect of such shares of Convertible Preferred Stock, as determined below.

            (iii)  In the event that shares of Convertible Preferred Stock are surrendered for conversion on any date during the period from the close of business on a Record Date to the opening of business on the corresponding Dividend Payment Date, the Holder must also deliver to the Corporation an amount equal to the dividend payable with respect to such shares of Convertible Preferred Stock on such Dividend Payment Date. In the event that the date on which the shares are converted is the Dividend Payment Date, such Holder will be entitled to receive the dividend payable with respect to such Convertible Preferred Stock and shall not be required to include any payment in the amount of the dividend payable with respect to such converted shares of Convertible Preferred Stock.

            (iv)  If, prior to the date on which all shares of Convertible Preferred Stock are converted, the Corporation shall issue or sell shares of Common Stock (including shares of Common Stock deemed to be issued pursuant to subparagraph (vii) below) without consideration or for a consideration per share less than the greater of the Current Market Price (as hereinafter defined) or the Conversion Price in effect immediately prior to such issue or sale, the Conversion Price in effect on the date of such issue or sale shall be reduced concurrently with such issue or sale to a price (calculated to the nearest .001 of a cent) determined by multiplying the Conversion Price by a fraction: (x) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. Notwithstanding the foregoing, no adjustment to the Conversion Price will be made pursuant to this subsection (iv) upon the exercise of: (A) any warrants, options or rights to acquire shares of Common Stock outstanding as of the date shares of the Convertible Preferred Stock are first issued; or (B) any Options issued by the Corporation pursuant to the Stock Option Plans (as hereinafter defined). For purposes of this subparagraph (iv), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (v)  If, prior to the date on which shares of Convertible Preferred Stock are converted, the Corporation shall declare, order, pay or make a dividend or other distribution (including, without limitation any distribution of cash, other or additional stock or other securities or property or options, by way of a dividend or spin-off, reclassification, recapitalization or similar corporate arrangement or otherwise) on the Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest ..001 of a cent) determined by multiplying such Conversion Price by a fraction: (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an "ex" dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock and (y) the denominator of which shall be such Current Market Price. The Corporation shall not pay any such dividend or make any such distribution on shares of Common Stock held in the treasury of the Corporation.

            (vi)  If, prior to the date on which shares of Convertible Preferred Stock are converted, the Corporation shall pay or make a dividend or other distribution on its Common Stock (not being available on an equivalent basis to Holders of Convertible Preferred Stock upon conversion) in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction: (x) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and (y) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. For the purposes of this subparagraph (vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any such dividend or make any such distribution on shares of Common Stock held in the treasury of the Corporation.

            (vii) If, prior to the date on which all shares of Convertible Preferred Stock are converted, the Corporation shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities (each as hereinafter defined), then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent readjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Option therefor, the conversion or exchange of such Convertible Securities and Options therefor, shall be deemed to be shares of Common Stock issued at the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the opening of business on the day following such record date (or if the Common Stock trades on an ex-dividend basis, on the date prior to commencement of ex-dividend trading); provided, however, that such shares of Common Stock shall not be deemed to have been issued unless consideration per share of such shares would be (calculated in accordance with clause (E) below) less than the greater of the Current Market Price or the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that:

              (A)  whether or not an adjustment of the Conversion Price is required in connection with the issuance, sale, grant or assumption of such Options or Convertible Securities, no adjustment or further adjustment of the Conversion Price shall be made as a result of the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

              (B)  in any case in which additional shares of Common Stock are deemed to be issued, if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed on the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or data prior to the commencement of ex-dividend trading; as the case may be, with respect thereof), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

              (C)  in any case in which additional shares of Common Stock are deemed to be issued, upon the expiration (or purchase by the Corporation and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                (x)  in the case of Options or Convertible Securities, the only additional shares of Common Stock issued or sold were the additional shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received thereof or was the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                (y)  in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the additional shares of Common Stock deemed to have then been issued was the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

              (D)  no readjustment pursuant to clause (B) or (C) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Conversion Price by a proportion (relative to the Conversion Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities or the fact that such Options or Convertible Securities were outstanding at the time other shares of Common Stock, Option or Convertible Securities were issued;

              (E)  Shares of Common Stock deemed to have been issued pursuant to this subsection (vii) shall be deemed to have been issued for consideration per share determined by dividing: (x) the total amount of cash and other property, if any, received and receivable by the Corporation as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for subsequent adjustment of such consideration, the purpose of which is to protect against dilution) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Option or the conversion or exchange of such Convertible Securities.

          If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchange for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Conversion Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Conversion Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced. For purposes of this subparagraph (vii), "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities other than options granted pursuant to the Corporation's Amended and Restated 1988 Stock Option Plan and 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time (the "Stock Option Plans"); provided, however, that the aggregate number of shares to be issued pursuant to any options granted pursuant to such plans, together with shares of Common Stock issuable pursuant to the Corporation's Stock Purchase Plan, does not exceed 1,100,000, as proportionately adjusted in the case of stock splits and similar extraordinary events. For purposes of this subparagraph (vii), "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock. For the purposes of the subparagraph (vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

            (viii) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (ix)  If, prior to the date on which the shares of Convertible Preferred Stock are converted, the Corporation shall (A) reorganize, reclassify or otherwise change the number of outstanding shares of Common Stock, (B) consolidate with or merge with or into another person resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (C) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a Holder shall thereafter have the right to convert such Convertible Preferred Stock into the kind and amount of stock, securities or assets, if any, such Holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such Holder converted its shares of Convertible Preferred Stock into Common Stock immediately prior to such transaction.

            (x)  For the purpose of any computation under this paragraph (b), the Current Market Price per share of Common Stock on any day shall be deemed to be the average of the Last Sale Prices for the 5 consecutive trading days (i.e., Business Days on which the Common Stock is traded) selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

            (xi)  No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph (xi)), would require an increase or decrease of at least one-tenth (1/10) of one percent (1%) in such price; provided, however, that any adjustments which by reason of this subparagraph (xi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (xi) shall be made to the nearest cent.

            (xii) The Corporation may in its sole discretion, but need not, make such reductions, in the Conversion Price, in addition to those required by this paragraph as it considers to be advisable in order to avoid or diminish any income tax to any Holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          6.    Liquidation Price.    In the event any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the amount that shall be paid to the Holder of each share of Convertible Preferred Stock shall be the Base Amount and an additional sum equal to all accrued and unpaid dividends which have not been added to the Base Amount, if any (hereinafter called the "Liquidation Price"), and no more. Upon any liquidation, dissolution or winding up of the Corporation, the Holders of Convertible Preferred Stock will be entitled to be paid, after payment or provision for payment upon any outstanding shares of Senior Securities and of the debts and other liabilities of the Corporation but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Price of all shares outstanding, and the Holders will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Holders and the holders of Parity Securities ("Parity Holders") are insufficient to permit payment to such Holders and Parity Holders of the aggregate amount which they are entitled to be paid, then the available assets to be distributed will be distributed ratably among such Holders and Parity Holders based upon the aggregate Liquidation Price of the Convertible Preferred Stock and the aggregate liquidation preference of any Parity Securities held by each such Holder and Parity Holders, respectively. The Corporation will mail written notice of such liquidation, dissolution or winding up not less that 60 days prior to the payment date stated therein, to each Holder of record. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

          7.    Redemption by the Corporation.

            (a)  Optional Redemption.    All (but not less than all) of the Convertible Preferred Stock may be redeemed (subject to the rights of any outstanding Senior Securities), out of funds legally available therefor, at the option of the Corporation by action of the Board of Directors, at any time on or after the later to occur of (the "First Redemption Date"): (i) the third anniversary of the date on which shares of the Convertible Preferred Stock are first issued; or (ii) the first date on which all outstanding shares of 10% Preferred Stock have been redeemed or otherwise acquired by the Corporation and all accrued and unpaid dividends on the 10% Preferred Stock have been paid, upon notice and in the manner provided below ("Optional Redemption"). The Holders of the Convertible Preferred Stock shall be entitled to receive upon such Optional Redemption thereof the sum of: (x) the Base Amount; (y) $1.50 per share; and (z) an amount equal to all accrued and unpaid dividends which have not been added to the Base Amount, if any (the "Optional Redemption Price"), and no more. (Any such date which is a Business Day designated in the notice for optional redemption of the Convertible Preferred Stock, an "Optional Redemption Date").

            (b)  Mandatory Redemption.    Notwithstanding the provisions of subsection (a) above, the Corporation shall mandatorily redeem all of the Convertible Preferred Stock, out of funds legally available therefor, on the later to occur of: (i) the First Redemption Date; or (ii) March 28, 1998 (the "Mandatory Redemption Date" and together with the Optional Redemption Date, a "Redemption Date"), upon notice and in the manner provided below. The Holders of the Convertible Preferred Stock shall be entitled to receive upon such mandatory redemption thereof the Base Amount plus an amount equal to all accrued and unpaid dividends which have not been added to the Base Amount, if any (the "Redemption Price") and no more.

            (c)  Procedure for Optional Redemption.    The Convertible Preferred Stock shall be redeemed by the Corporation in the following manner:

              (i)    Shares of Convertible Preferred Stock redeemed, purchased or otherwise acquired by the Corporation may be held as treasury shares (and, subject to Section 9 hereof, may be sold or disposed of) or may be reclassified or retired and cancelled as may be determined by the Board of Directors.

              (ii)  Notice of redemption of all shares of Convertible Preferred Stock shall be given by the Corporation not less than 15 nor more than 50 days prior to the Redemption Date, by mail to the Holders of record of such shares at their respective addresses then appearing on the records of the Corporation. Each such notice of redemption shall specify the Redemption Date and the Redemption Price or the Optional Redemption Price, as the case may be, and the place or places of payment. The conversion rights of the Holders shall continue until the Redemption Date (provided no default by the Corporation in the payment of the Optional Redemption Price or the Redemption Price, as the case may be, shall have occurred and be continuing, and in the event of any such default the Holders' conversion rights shall continue until such shares are actually redeemed or converted) and such notice shall state the then effective Conversion Price and that the right of Holders to exercise their conversion rights shall terminate at the close of business on the Redemption Date (provided no default by the Corporation in the payment of the Optional Redemption Price or the Redemption Price, as the case may be, shall have occurred and be continuing). On or before the Redemption Date, each Holder shall surrender to the Corporation or its designated agent, at such place as it may designate in the redemption notice, certificates, duly endorsed for transfer, evidencing the number of shares of Convertible Preferred Stock held by such Holder. Upon such surrender, the Holder shall be entitled to receive payment of the Optional Redemption Price or the Redemption Price, as the case may be, without interest.

              (iii)  If on the Redemption Date (A) notice of redemption has been mailed or delivered as provided herein, (B) the Corporation has set aside all funds necessary to pay the amount due for all shares of Convertible Preferred Stock subject to redemption, and (C) all such funds are available for the sole purpose of paying such amount, then, unless the Corporation defaults on the payment of the Optional Redemption Price or the Redemption Price, as the case may be, all shares of Convertible Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Holder to receive the Optional Redemption Price or the Redemption Price, as the case may be, without interest. If the Corporation shall not have funds legally available for redemption of shares to be redeemed pursuant to this Section 7 on the Redemption Date, such redemption shall be made on the earliest practicable date next following the Business Day on which the Corporation shall first have funds legally available for the redemption of such shares as shall be specified in the notice of redemption; provided, however, that the Corporation shall not have to so redeem any shares of Convertible Preferred Stock which have been converted into Common Stock prior to the date of such redemption.

          8.    Redemption of Options of Holders.

            (a)  At any time and from time to time from and after the First Redemption Date, a Holder of shares of Convertible Preferred Stock shall be entitled to require the Corporation to redeem, out of funds legally available therefor, any or all of the shares of Convertible Preferred Stock held by such Holder upon notice and in a manner provided below. Any such Holder of the Convertible Preferred Stock shall be entitled to receive upon any such redemption thereof an amount per share equal to the Redemption Price and no more.

            (b)  Procedures for Redemption.    The Convertible Preferred Stock shall be redeemed pursuant to subsection (a) above in the following manner:

              (i)    Shares of Convertible Preferred Stock redeemed, purchased or otherwise acquired by the Corporation may be held as treasury shares (and, subject to Section 9 hereof, may be sold or disposed of) as may be reclassified, retired and cancelled as may be determined by the Board of Directors.

              (ii)  Notice of redemption of any shares of Convertible Preferred Stock shall be given by the Holder to the Corporation by mail at the Corporation's principal offices (the "Holder Redemption Notice"). Each such Holder Redemption Notice shall specify the number of shares to be redeemed. Any such redemption shall be made on the tenth (10th) business day following receipt by the Corporation of a Holder Redemption Notice (the "Holder Redemption Date"). The right of Holders to exercise their conversion rights shall terminate as to shares indicated in the Holder Redemption Notice at the close of business on the Holder Redemption Date (provided no default by the Corporation in the payment of the Redemption Price shall have occurred and be continuing). On or before the Holder Redemption Date, each Holder who has delivered a Holder Redemption Notice to the Corporation shall surrender to the Corporation or its designated agent, at such place as it may designate in a written notice delivered by the Corporation to such Holders (which notice shall be delivered by the Corporation to such Holders within two (2) business days of receipt of the Holder Redemption), certificates duly endorsed for transfer, evidencing a number of shares of Convertible Preferred Stock at least equal to the number of shares held by such Holder indicated in such Holder's Redemption Notice. Upon such surrender, the Holder shall be entitled to receive payment of the Redemption Price, without interest, and, in the event of partial redemption, a certificate representing the balance, if any, of shares of Convertible Preferred Stock covered by the surrendered certificate or certificates but not subject to the mandatory redemption.

              (iii)  If on the Holder Redemption Date (A) notice of redemption has been mailed or delivered as provided herein, (B) the Corporation has set aside funds necessary to pay the amount due for all shares of Convertible Preferred Stock subject to such redemption, and (C) all such funds are available for the sole purpose of paying such amount, then, unless the Corporation defaults on the payment of the Redemption Price, all shares of Convertible Preferred Stock subject to redemption shall, whether or not the certificates for such shares have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall cease, except the right of the Holder to receive the Redemption Price, without interest. If the Corporation shall not have funds legally available for redemption of shares to be redeemed pursuant to this Section 8 on the Holder Redemption Date, such redemption shall be made on the earliest practicable date next following the Business Day on which the Corporation shall first have funds legally available for redemption of such shares as shall be specified on the notice of redemption; provided, however, that the Corporation shall not have to so redeem any shares of Convertible Preferred Stock which have been converted to Common Stock prior to the date of such redemption.

          9.    Additional Preferred Stock.    The Corporation may not, without the affirmative vote of the Holders of a majority of the outstanding shares of the Convertible Preferred Stock: (i) create and/or issue any shares of any class or series of Senior Securities, Parity Securities or other preferred stock which, in any such case, has a preference, as to dividends, Distributions, liquidation and/or redemption, senior or on parity with the Convertible Preferred Stock; (ii) enter into any agreement, document or instrument, including, without limitation, any indenture or loan agreement, or any amendment or modification of any of the foregoing, which will in any way limit, prevent or restrict the Corporation's right and/or ability to pay dividends on or redeem shares of the Convertible Preferred Stock as provided herein, or limit, prevent or restrict the Convertible Preferred Stock as provided herein, or limit, prevent or restrict the Convertible Preferred Stock from being converted into shares of Common Stock as provided herein; (iii) alter or change the provisions of the Corporation's Certificate of Incorporation, as amended and restated, so as to adversely effect the preferences or special rights of the Holders; or (iv) increase the par value of the Common Stock receivable upon conversion of the Convertible Preferred Stock above the then applicable Conversion Price. The Corporation will take all such actions as may be necessary or appropriate in order that the Corporation may validity and legally issue fully-paid and non-assessable shares of Common Stock on the conversion of all shares of Convertible Preferred Stock from to time to time outstanding.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Henry Green, its President, and attested by Stanley S. Anders III, its Secretary, as of this 26th day of March, 1991.

ADVANCED MEDICAL, INC.
		By	/s/ Henry Green
			Name:	Henry Green
			Title:	President
ATTEST
/s/ Stanley S. Anders III
Name:	Stanley S. Anders III
Title:	Secretary

CERTIFICATE OF AMENDMENT

OF RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED MEDICAL, INC.

Pursuant to Section 242 of the General Corporation Law

of the State of Delaware

        Advanced Medical, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST:    That the name of the Corporation is Advanced Medical, Inc.

        SECOND:    That the Certificate of Incorporation of the Corporation was filed with the Secretary of State on behalf of the Company on September 28, 1988, a Restated Certificate of Incorporation was filed with the Secretary of State on January 20, 1989 and that an Amendment to the Certificate of Incorporation was filed with the Secretary of State on September 7, 1990.

        THIRD:    That the Board of Directors of the Corporation by a special meeting of the Board of Directors adopted a resolution proposing and declaring it advisable to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock, par value $.01 per share of the Corporation, from thirty million (30,000,000) shares to seventy five million (75,000,000) shares.

        FOURTH:    That said amendment has been consented to and authorized by the required percentage of the issued and outstanding stock entitled to vote in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        FIFTH:    That in connection with the foregoing, Article Fourth of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and substituted therefor is the following new Article Fourth (the Certificate of Designation filed by the Corporation on March 23, 1989 and March 26, 1990 shall not be effected by this amendment and shall remain in effect):

    "FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 84,000,000 shares, of which 3,000,000 shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock"), 6,000,000 shares shall be $.001 Preferred Stock, par value $.001 per share (the "$.001 Preferred Stock") and 75,000,000 shares shall be Common Stock, par value $.01 per share, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

    1.
    Preferred Stock

    (a)    The Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided pursuant to subsection 1(b) of this Article FOURTH.

    (b)    Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware in respect of the following:

      (1)    the number of shares to constitute such series, and the distinctive designations thereof;

      (2)    the voting powers, full or limited, if any, of such series;

      (3)    the redemption price or prices, if any, and the time or times at which, and the terms and conditions on which, shares of such series shall be redeemable;

      (4)    the rate of dividends payable on shares of such series, the conditions on which and the time when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative the dates from which dividends on shares of such series shall be cumulative;

      (5)    the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

      (6)    the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

      (7)    the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application; and

      (8)    any other preferences and relative, participating, optional or other special rights of shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights and powers to which shares of any future series shall be subject.

    2.
    $.001 Preferred Stock

    (a)    The $.001 Preferred Stock may be issued from time to time in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided pursuant to subsection 2(b) of this Article FOURTH.

    (b)    Authority is hereby vested in the Board of Directors to issue from time to time the $.001 Preferred Stock of any series and to state in the resolution or resolutions providing for the issue of shares of any series, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series to the full extent permitted by this Certificate of Incorporation and the law of the State of Delaware; provided, that the number of authorized shares of $.001 Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of the holders of the $.001 Preferred Stock, or of any series thereof, unless the certificate of designation creating such series expressly provides for such vote.

  3.
  Common Stock

    (a)    The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of affairs of the Corporation shall be subject to the preferences and other rights of the Preferred Stock and the $.001 Preferred Stock fixed in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock or $.001 Preferred Stock.

    (b)    The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote."

2

        SIXTH:    That this Amendment to the Certificate of Incorporation of the Corporation was made pursuant to Sections 228 and 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF Advanced Medical, Inc. has caused this certificate to be signed by its duly authorized officer this 11th day of August, 1994.

ADVANCED MEDICAL, INC.
By:	/s/ Joseph W. Kuhn Vice President, Chief Financial Officer

3

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ADVANCED MEDICAL, INC.

PURSUANT TO SECTION 242 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        Advanced Medical, Inc. (the "Corporation"), a corporation organized and existing under the laws of Delaware, does hereby certify as follows:

        FIRST:    That the name of the Corporation is Advanced Medical, Inc.

        SECOND:    That the Certificate of Incorporation was originally filed with the Secretary of State on September 28, 1988 under the name Advanced Medical Technologies, Inc., a Restated Certificate of Incorporation was filed with the Secretary of State on January 20, 1989 and that an Amendment to the Certificate of Incorporation was filed with the Secretary of State on September 7, 1990.

        THIRD:    The Board of Directors of the Corporation, at a meeting held in accordance with Section 141 of the General Corporation Law of the State of Delaware ("DGCL"), adopted a resolution proposing and declaring it advisable to amend the Certificate of Incorporation of the Corporation to change the name of the Corporation to ALARIS Medical, Inc.

        FOURTH:    That said amendment has been consented to and authorized by the written consent of the holders of the required percentage of the Company's issued and outstanding common stock in accordance with the provisions of Sections 228 and 242 of DGCL.

        FIFTH:    That in connection with the foregoing, Article FIRST of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and substituted therefor is the following new Article FIRST.

          "First: The name of the corporation is ALARIS Medical, Inc."

        SIXTH: That this Amendment to the Certificate of Incorporation was made pursuant to Sections 228 and 242 of the Delaware Corporation Law.

        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized officer this 25th day of April, 1997.

/s/ William J. Mercer William J. Mercer, President and Chief Executive Officer

QuickLinks

RESTATED CERTIFICATE OF INCORPORATION OF ADVANCED MEDICAL TECHNOLOGIES, INC. (Originally incorporated on September 28, 1988)
CERTIFICATE OF VOTING POWERS, DESIGNATION, RIGHTS, PREFERENCES AND RESTRICTIONS OF 10% CUMULATIVE PREFERRED STOCK
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ADVANCED MEDICAL TECHNOLOGIES, INC.
CERTIFICATE OF VOTING POWERS, DESIGNATION, RIGHTS, PREFERENCES AND RESTRICTIONS OF CONVERTIBLE PREFERRED STOCK
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ADVANCED MEDICAL, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ADVANCED MEDICAL, INC. PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE